August 31, 2023 S e n ti n e lO n e Q 2 FY 20 24 Q2 FY2024 Letter to Shareholders

Q2 FY2024 LETTER TO SHAREHOLDERS 2SENTINELONE Table of Contents To Our Shareholders 3 Technology Highlights 7 Go-To-Market Highlights 8 Q2 FY2024 Financials 10 Guidance 13 Closing 14 Financial Statements 20

01

To Our Shareholders

Our second quarter results demonstrate SentinelOne's strengthening market position, driven by leading AI-based security and superior platform value. We delivered substantial topline growth and margin improvement. We exceeded our second quarter expectations across the board, and we're raising our revenue and margin outlook for the full fiscal year 2024. I'm proud of the resilience, dedication, and execution of our teams. Our performance also reflects the progress we're making toward enhancing our business processes, operations, and cost discipline. In addition, our industry-leading innovations continue to magnify our competitive moat. We're taking market share and mindshare of a massive $100 billion addressable market ripe for disruption.

Annualized recurring revenue (ARR) grew by 47% year-over-year to $612 million. Our GAAP and non-GAAP gross margin reached a new record, both expanding by 5 percentage points year-over-year. With increasing scale, we continue to benefit from improving unit economics and data efficiencies. Since our IPO just two years ago, we delivered more than 20 percentage points of non-GAAP gross margin expansion and are operating within our long-term gross margin target range. This important achievement reflects the scalability of our business model, driven by our strong unit economics and price discipline. Our GAAP and non-GAAP operating margin expanded by 39 and 34 percentage points year-over-year, respectively. Q2 marked our 8th consecutive quarter of more than 25 percentage points of year-over-year improvement in our non-GAAP operating margin. We also achieved an impressive 55 percentage points of free cash flow margin improvement compared to just a year ago. We're delivering industry-leading margin improvement and approaching positive free cash flow generation.

Beyond the key financial metrics, our competitive differentiation and superior platform value is resonating with businesses of all sizes and across geographies. Our single platform architecture helps enterprises consolidate point products and spend. Our competitive position remains strong, and we continue to win a significant majority of competitive evaluations against both next-gen and legacy vendors. I'm especially pleased with the positive feedback from our customers. As captured by Gartner Peer Insights, hundreds of real customers provided exceedingly favorable feedback on the Singularity platform, leading to SentinelOne's top-tier rankings in Endpoint Detection and Response (EDR), Managed Detection and Response (MDR), and Cloud Workload Protection Platform (CWPP) categories.

Customers continue to select SentinelOne for leading AI-based security, platform breadth, ease of use, and favorable return on investment. In Q2, we added about 700 new customers, and our total customer base now exceeds 11,000. Our momentum with large enterprises and platform adoption continues to drive higher ARR per customer. We secured several large wins this quarter, ranging from U.S. federal agencies to global healthcare companies and technology pioneers, spanning both endpoint and cloud footprints. Our platform approach continues to be a source of growth through expansion, driving a net retention rate of more than 115% for Q2. We see significant longer-term expansion potential based on high customer retention rates, expanding product categories, and early-stage adoption from our installed base. Singularity Cloud remained our fastest-growing solution in Q2, followed by strong contributions from Data, Vigilance MDR, and Ranger.

SENTINELONE Q2 FY2024 LETTER TO SHAREHOLDERS 3

Q2 FY2024 LETTER TO SHAREHOLDERS 4SENTINELONE Our diverse, expansive channel ecosystem continues to magnify our market presence. We achieved an- other quarter of standout growth with our Managed Security Service Provider (MSSP) partners in Q2. Businesses are increasingly turning to managed security protection to elevate protection, address cyber- security talent shortages, and better align cost structures. We’re enabling our MSSP partners to secure new business and transition away from incumbent security vendors. We’re still in the early innings of a massive business expansion opportunity with our MSSP partners. One of our strategic partners, Pax8, recently recognized SentinelOne’s significant impact with its “Pax8 Most Valuable Vendor Award.” Global economic conditions and the broader demand environment remained consistent with the trends we discussed last quarter, as enterprises continue to right-size their security investments based on near-term budget constraints. At the same time, several tailwinds have emerged in recent months that reinforce the structural importance of AI-powered, best-in-class security. We’ve seen a proliferation of cyber incidents, new software vulnerabilities, and an uptick in the use of AI-based attack methods. The evolving cyber threat landscape and sophistication of modern attacks have exposed shortcomings of key cybersecurity vendors. In a recent China-linked cyber incident, attackers gained access to user authentications, opening the door to a range of Microsoft applications and services. In addition to the vulnerability, Microsoft’s Defender failed to defendand—the hackers were able to use the stolen keys to access government and corporate accounts. Numerous incidents such as this underscore that inadequate and legacy security solutions are expos- ing enterprises to enormous costs, business disruptions, and brand reputation concerns. Increasingly, cybersecurity is an executive and board-level priority as governments begin to require higher levels of oversight and disclosure. The U.S. Securities and Exchange Commission (SEC) established new rules re- quiring public companies to regularly disclose their risk management, strategy, and governance related to cybersecurity risks and to report material cybersecurity incidents. Yet again, this shines a spotlight on the structural importance of a machine speed, AI-driven cybersecurity platform. The industry is in the midst of a transformational shift toward an integrated data and security perspective. Enterprises need comprehensive cybersecurity with an ability to integrate and secure all of their data through a single platform. Point solutions are falling out of favor. Our cloud-native, AI-based security plat- form breaks data silos by consolidating points solutions and security spend. And we’ve further expanded the scope of our single console platform with the launch of Ranger Insights, an enterprise-grade vulner- ability management solution, and Cloud Data Security, which offers malware threat detection to leading cloud and network storage providers. From early on, we pioneered the world’s first purpose-built AI-powered cybersecurity platform to deliver truly autonomous defense for the enterprise. We’re furthering our lead by bringing generative AI to security professionals, making security operations easier, faster, and more efficient across petabytes of data from multiple sources. At the Black Hat Conference earlier this month, thousands of visitors discovered the capabilities of Purple AI and engaged in immersive product demos. Purple AI supercharges users to control all aspects of enterprise security—from visibility to response—with speed and efficiency. Frost & Sullivan recently ranked SentinelOne as the XDR Growth Index Leader, ahead of all the security vendors evaluated. I’m proud of our leading technology and the innovations we’re bringing to customers. We’ve built the autonomous cloud-native enterprise security platform for the future, helping enterprises and governments around the world achieve better security outcomes.

Q2 FY2024 LETTER TO SHAREHOLDERS 5SENTINELONE Q2 FY2024 Highlights (All metrics are compared to the second quarter of fiscal year 2023, unless otherwise noted; FY23 metrics reflect the one-time ARR adjustment announced in the first quarter of fiscal year 2024) • ARR grew 47% to $612 million, compared to $417 million. Revenue in the quarter grew 46% to $149 million, compared to $103 million. • We added approximately 700 new customers in our fiscal second quarter. Total customer count grew approximately 30% to more than 11,000 at quarter end. Customers with ARR of $100,000 or more grew 37% to 994. Dollar-based NRR exceeded 115%. • GAAP gross margin was 70%, 5 percentage points higher compared to 65%. Non-GAAP gross margin was 77%, 5 percentage points higher compared to 72%. • GAAP operating margin was (67)%, 39 percentage points higher compared to (106)% Non-GAAP operating margin was (22)%, 34 percentage points higher compared to (57)%. • Free cash flow margin was (10)%, 55 percentage points higher compared to (65)%. • Cash, cash equivalents, and investments were $1.1 billion as of July 31, 2023.

Q2 FY2024 LETTER TO SHAREHOLDERS 6SENTINELONE SentinelLabs operates as an open venue for threat researchers, committed to sharing the latest threat intelligence with a growing community of cyber defenders. By providing novel findings from the world of malware, exploits, advanced persistent threats (APTs), and cybercrime, the SentinelLabs team helps global enterprises and government bodies stay ahead of their adversaries. We work to cut through the noise of partial information, offering tools, context, and insights to achieve our collective mission of a safer digital life for all. Cybersecurity Community Building, Standing Together to Improve Cyber Defense Our second-annual LABScon conference, in September 2023, will serve as a platform for industries and governments to exchange research, share insights and best practices, and jointly address cyber defense challenges. Our collaborations with U.S. agencies, NATO, and other strategic partners continue to strengthen, focusing on emerging issues from ongoing global conflicts. Recent Highlights North Korean Cyber Activities Our research this quarter has been instrumental in uncovering the intricate tactics of North Korean threat actors. Identifying compromises within the Russian defense industrial base, linking intrusion indicators to North Korean APT activity, and tracking social engineering campaigns by the North Korean APT group Kimsuky, we’ve provided valuable insights into the evolving threat landscape associated with North Korea. Cloud Security Insights As cyber threats in the cloud environment persist and evolve, our team stands at the cutting edge of understanding and tackling these complex challenges. We have discovered an expansion of cloud credentials stealing campaigns targeting AWS, Azure, and GCP, shedding light on the actors behind these campaigns and emphasizing the urgent need for enhanced security measures.

Q2 FY2024 LETTER TO SHAREHOLDERS 7SENTINELONE Technology Highlights Singularity Ranger Insights Cybersecurity vulnerabilities are on the rise, prompting businesses to address them swiftly and transparently. Last year, more than 26,000 vulnerabilities were discovered, and this year more than 16,000 have been discovered so far. Security teams are inundated, leaving doors open for attackers. Attackers use vulnerabilities in more than one-quarter of attacks. Our latest offering, Ranger Insights, is a vulnerability management solution that empowers enterprises to consistently iden- tify unmanaged assets, assess and rank threats, and mitigate risks through a unified platform. Ranger Insights, built on the Singularity platform, uses SentinelOne’s single agent architecture to deliver stream- lined network discovery and vulnerability management experience—requiring no additional agents or deployment overhead. Real-time data from the Singularity platform minimizes reliance on legacy scan configurations and network connectivity used by legacy vendors. Ranger Insights constantly monitors the enterprise security posture and changes to workstation security, so it can instantly isolate potentially risky devices and applications. Leveraging vulnerability management capabilities from SentinelOne’s Singularity platform reduces com- plexity, cost, and the need to deploy a separate agent. Ranger Insights effectively identifies and ranks risks across the entire enterprise attack surface, amplifying visibility through continuous vulnerability assessments and asset discovery. Customers retain control over their networks by isolating unknown devices, dynamically prioritizing vulnerabilities, and deploying agents peer-to-peer. The introduction of vulnerability management on SentinelOne’s Singularity platform provides a greater consolidation oppor- tunity for customers and partners that seek to reduce their number of security vendors. Cloud Data Security A single malicious file can quickly spread across an organization. Absent a security solution, users could unwittingly access and spread malware that can resurface repeatedly. Legacy solutions to file security are insufficient, as they rely on anti-virus (AV) signatures, ineffective scanning, and management of a separate console—which typically lacks features, ease of use, and visi- bility. We launched a new product line, Cloud Data Security, a high-speed malware detection product for leading cloud and network storage providers. Cloud Data Security includes Threat Detection for NetApp and Amazon S3, which automatically scans every file added to NetApp and Amazon S3 storage for file- borne and zero-day malware. If a malicious file is detected, SentinelOne automatically remediates and quarantines it, keeping data storage buckets clean and users safe. As storage vendors invest millions of dollars to save every possible millisecond, we built Cloud Data Secu- rity with special attention to performance. SentinelOne’s Cloud Data Security solution can complete a file scan operation within milliseconds while providing an optimal user experience, as validated by rigorous third-party testing benchmarks. With the launch of the Cloud Data Security product line, SentinelOne customers now can seamlessly manage cloud data security alongside user endpoints, cloud workloads, and identity. Unlike lesser alternatives, SentinelOne’s Cloud Data Security goes beyond signature-based AV and uses the power of AI to examine files and protect organizations from advanced threats. Using a single management console, machine-speed performance, and autonomous mitigation, SentinelOne continues to deliver adaptive cybersecurity across hybrid cloud footprints. 02

03

Go-To-Market Highlights

We continued to scale our business through a leading data and security platform and our powerful partner-supported go-to-market model. We maintained strong momentum with large enterprises. Our growth also was balanced across geographies, and our vast channel ecosystem continues to magnify our reach and drive platform adoption.

Customer Growth

We added about 700 new customers in Q2, and our total customer count grew approximately 30% year-over-year, exceeding 11,000. We continued to secure businesses of all sizes across geographies, driven by strong sales execution and win rates against legacy and large next-gen security vendors.

Our momentum with large enterprises was particularly strong, as our customers with ARR of $100,000 or more grew 37% year-over-year to 994, even faster than total customer count. Our business mix from customers with ARR of $100,000 or more continued to increase, due to our success with larger enterprises, our partner ecosystem, and broader platform adoption.

We secured several large wins, including U.S. federal agencies, global healthcare companies and technology pioneers, spanning both endpoint and cloud footprints. Large enterprises continue to select SentinelOne for leading performance, platform breadth, and a superior return on their security investments.


100K+ ARR Customers
at quarter end*
37%
727
994
Q2'23
Q2'24
Total Customers
at quarter end
~30%
8,500+
11,000+
Q2'23
Q2'24

* FY23 metrics reflect the one-time ARR adjustment of ~5% made in Q1 FY24

SENTINELONE Q2 FY2024 LETTER TO SHAREHOLDERS 8

Retention & Expansion

Retention and expansion remained resilient across our customer base, reflecting NRR of more than 115% in Q2. As a reminder, our NRR now includes the legacy products from the acquisition of Attivo Networks a year ago. While Attivo's inclusion and macro-driven budgetary constraints are impacting our near-term expansion rates, we see significant long-term expansion potential based on its high customer retention rates, expanding product categories, and early-stage adoption from our installed base.

Overall, our NRR remains well into expansionary territory, driven by continued endpoint license expansion and cross-sell of adjacent solutions. In one upsell example, a major European customer tripled the number of licenses into the hundreds of thousands, with additional growth potential still to come. Similarly, another customer doubled its prior agreement and extended the contract to five years, adding Cloud Security, Ranger, Data Retention, and other adjacent solutions. Singularity Cloud remained our fastest-growing solution in Q2, followed by strong contributions from Vigilance, Data Retention, and Ranger. Even with customers taking a cost-savings or "spend later" approach in the near term, we believe that we remain in the early innings of significant platform expansion opportunities.


Net Retention Rate (NRR)
135%+
130%+
130%+
125%+
115%+
100%
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24

Partner Ecosystem

Our partner-supported go-to-market model continues to unlock meaningful scale and enhance our market position. Our channel leadership and momentum remains strong. We believe we are the technology partner of choice for value-added resellers, MSSPs, global system integrators, distributors, and incident response partners worldwide.

We've always taken a partner-friendly go-to-market approach, where we enable our partners instead of competing against them. This is especially important for strategic partnerships, such as MSSPs, and a

SENTINELONE Q2 FY2024 LETTER TO SHAREHOLDERS 9

key differentiator from some of our largest competitors. We have architecturally designed capabilities to enhance these relationships, such as multi-tenancy, automation, and role-based access control. Our partnerships with most of the leading MSSPs continue to provide a runway for meaningful and resilient growth.

We achieved another quarter of standout growth from our MSSP partners in Q2 as businesses increasingly turn to managed security protection. In addition to license expansion, our MSSP partners have begun adopting adjacent modules, including Vigilance MDR, Ranger, and many others. In one example, we more than quadrupled our business with one MSSP partner compared to just a year ago.

04

Q2 FY2024 Financials

Our second quarter performance was driven by strong demand from new and existing customers, as well as large and mid-sized enterprises seeking to modernize and automate their cybersecurity technology. We delivered significant margin improvement year-over-year, driven by increased scale and operational efficiencies.

Annualized Recurring Revenue (ARR) & Revenue

ARR grew 47% year-over-year to $612 million at the end of our fiscal second quarter. Net new ARR of $49 million exceeded our expectations, driven by improved execution and second quarter seasonality. The strength was broad-based across new customer adds, existing customer renewals, and upsells.

Total revenue grew 46% year-over-year to $149 million in the second quarter. International revenue represented 36% of total revenue, reflecting growth of 57% year-over-year.


Annualized Recurring Revenue
$ million, year over year growth*
47%
$417
$463
$522
$564
$612
Q2'23
Q3'23
Q4'23*
Q1'24
Q2'24
Revenue
$ million, year over year growth
46%
$103
$115
$126
$133
$149
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24

* FY23 metrics reflect the one-time ARR adjustment of ~5% made in Q1 FY24

SENTINELONE Q2 FY2024 LETTER TO SHAREHOLDERS 10

Gross Profit & Margin

Gross profit was $105 million, or 70% of revenue, compared to 65% of revenue a year ago. Non-GAAP gross profit was $115 million, or 77% of revenue, compared to 72% of revenue a year ago. This year-over-year increase was driven primarily by increasing scale, data efficiencies, and customers' growing platform adoption.



Gross Margin
% of revenue, GAAP & Non-GAAP
72%
71%
75%
75%
77%
65%
64%
68%
68%
70%
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
GAAP
Non-GAAP

Operating Expenses

Total operating expenses were $205 million, including $57 million of stock-based compensation expense (SBC), employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition-related compensation costs, and restructuring charges. Total operating expenses increased 18% year-over-year, primarily due to an increase in headcount and SBC, and also included approximately $4 million in restructuring charges related to severance payments and employee benefits, offset partially by savings related to the reversal on stock-based compensation expense. Non-GAAP operating expenses were $148 million, representing 99% of revenue, compared to $132 million, or 129% of revenue, a year ago. Non-GAAP operating expenses grew 12% year-over-year, driven by an increase in headcount.

Research and development expenses were $54 million, down 2% year-over-year. On a non-GAAP basis, research and development expenses decreased year-over-year to $38 million and represented 26% of revenue, compared to 40% a year ago. The year-over-year decrease was due primarily to charges incurred from prior year as a result of the migration from DataSet into our Singularity platform.

Sales and marketing expenses were $98 million, up 24% year-over-year. On a non-GAAP basis, sales and marketing expenses increased 24% year-over-year to $82 million and represented 55% of revenue, compared to 65% a year ago. The year-over-year increase was primarily due to a higher headcount.

General and administrative expenses were $48 million, up 20% year-over-year. On a non-GAAP basis, general and administrative expenses grew 13% year-over-year to $28 million and represented 19% of revenue, compared to 24% a year ago. The year-over-year increase was primarily due to a higher headcount.

SENTINELONE Q2 FY2024 LETTER TO SHAREHOLDERS 11

Operating Expenses
% of revenue, GAAP & Non-GAAP
GAAP
NON-GAAP
39%
77%
54%
32%
66%
36%
24%
65%
40%
19%
55%
26%
Q2'23
Q2'24
Q2'23
Q2'24
R&D
S&M
G&A

Operating & Net Income (Loss)

GAAP operating margin was (67)%, compared to (106)% a year ago. Non-GAAP operating margin was (22)%, compared to (57)% a year ago. The improvement in operating margin resulted from revenue growth that outpaced expense increases.

GAAP net loss was $90 million, compared to $96 million a year ago. Non-GAAP net loss was $25 million, compared to $56 million a year ago. The smaller loss resulted from revenue growth that outpaced expense increases.


Operating Income (Loss) & Margin
$ million and % of revenue, GAAP & Non-GAAP
GAAP
NON-GAAP
Q2'23
Q2'24
Q2'23
Q2'24
$(108)
$(100)
$(58)
$(33)
(106)%
(67)%
(57)%
(22)%
EBIT
EBIT Margin %

SENTINELONE Q2 FY2024 LETTER TO SHAREHOLDERS 12

Balance Sheet and Cash Flows

We ended Q2 with approximately $1.1 billion in cash, cash equivalents, and investments. Our strong balance sheet provides flexibility and support to drive sustainable growth while delivering meaningful margin expansion.

Net cash used in operating activities was $(12) million, compared to $(62) million a year ago. Free cash flow was $(15) million in Q2, compared to $(67) million a year ago.

05

Guidance

We are providing the following guidance for the third quarter of fiscal year 2024 (ending October 31, 2023) and for fiscal year 2024 (ending January 31, 2024):

	Q3 FY24	Full-Year FY24
Revenue	$156 million	$605 million
Non-GAAP gross margin	76%	76%
Non-GAAP operating margin	(22)%	(25)%

In the third fiscal quarter, we expect revenue of about $156 million, reflecting 35% year-over-year growth. For the full fiscal year 2024, we expect revenue of about $605 million, compared to a prior midpoint of $595 million, reflecting growth of 43%. We expect global economic conditions and the broader demand environment to remain consistent with the trends we discussed last quarter as enterprises continue to right-size their security investments based on near-term budget constraints. At the same time, cybersecurity remains a top IT priority, driven by an intensifying threat landscape. Importantly, our teams are executing well and our competitive position remains strong, fueling share gains and stronger growth compared to our prior expectation.

We expect our third fiscal quarter non-GAAP gross margin to be about 76%, implying an year-over-year increase of more than 4 percentage points. For the full fiscal year 2024, we are raising our gross margin guidance to 76%, up from the midpoint of our prior guidance range at 74.5% and up about 4 percentage points year-over-year. Both our quarterly and full-year outlook reflect significant year-over-year gross margin expansion. We expect to continue benefiting from increasing scale, better data processing efficiencies, and module expansion.

Finally, we expect a non-GAAP operating margin of (22)% for our third fiscal quarter, implying an improvement of more than 20 percentage points year-over-year. For the full year, we are raising our guidance for operating margin to be about negative 25%, up 2 percentage points compared to our prior midpoint. This implies an improvement of more than 24 percentage points compared to fiscal year 2023. Both our quarterly and full-year outlook represent significant year-over-year improvement, reflecting the increasing scale and efficiency of our business. Looking ahead, we are committed to achieving our long-term profitability targets by balancing strong top-line growth with consistent margin improvement. We are continuing to make meaningful progress toward profitability and our long-term target EBIT margin of 20%+.

SENTINELONE Q2 FY2024 LETTER TO SHAREHOLDERS 13

Q2 FY2024 LETTER TO SHAREHOLDERS 14SENTINELONE The above statements are based on current targets as of the date of this letter, and we undertake no obligation to update them after such date. These statements are forward-looking, and actual results may differ materially due to many factors. Refer to the Forward-Looking Statements below for infor- mation on the factors that could cause our actions and results to differ materially from these forward- looking statements. Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization expense of acquired intangible assets, acqui- sition-related compensation costs, restructuring charges, and gain on strategic investments. We have not provided the most directly comparable GAAP measures on a forward-looking basis because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non- GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort. How- ever, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided a reconciliation of other GAAP to non-GAAP metrics in tables at the end of this letter. Closing We will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today to discuss details of our fiscal second quarter results. A live webcast and replay will be available on SentinelOne’s Investor Relations website at investors.sentinelone.com. Thank you for taking the time to read our shareholder letter. We look forward to your questions on our call this afternoon. Sincerely, Tomer Weingarten Dave Bernhardt President and CEO CFO 06

Q2 FY2024 LETTER TO SHAREHOLDERS 15SENTINELONE Forward-Looking Statements This letter and the live webcast, which will be held at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on August 31, 2023, contain “forward-looking statements” within the meaning of Section 27A of the Secu- rities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including but not limited to statements regarding our future growth, execution, competitive position, and future financial and operating performance, including our financial outlook for the third quarter of fiscal year 2024 and full fiscal year 2024 (including non- GAAP gross profit and non-GAAP operating margin); our total addressable market, business strategy, acquisitions, and strategic investments; our reputation and performance in the market; general market trends; and our objectives. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “antic- ipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. There are a significant number of factors that could cause our actual results to differ materially from statements made in this letter and live webcast, including but not limited to our limited operating histo- ry; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents against us; our ability to successfully integrate any acquisitions and strategic investments; actual or perceived defects, errors or vulnerabilities in our platform; risks associated with managing our rapid growth; general market, political, economic, and busi- ness conditions, including those related to declining global macroeconomic conditions, changing interest rates, supply chain disruptions and inflation, labor shortages, recent banking sector issues, uncertainty with respect to the federal budget, geopoitical uncertainty, including the effects of the ongoing conflict in Ukraine and the judicial reform in Israel; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers’ IT infrastructure; disruptions or other business interruptions that affect the availability of our platform; the failure to timely develop and achieve market acceptance of new products, and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological develop- ments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Opera- tions” set forth in our filings and reports with the Securities and Exchange Commission (SEC), including our most recently filed Annual Report on Form 10-K, dated March 29, 2023, subsequent Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this letter and the live webcast are based on information and estimates available to us at the time of this letter and the live webcast, respectively, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this letter and live webcast or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Q2 FY2024 LETTER TO SHAREHOLDERS 16SENTINELONE Non-GAAP Financial Measures In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. Non- GAAP financial information excludes stock-based compensation expense, employer payroll tax expense related to employee stock transactions, amortization of acquired intangible assets, and restructuring charges. We believe that non-GAAP financial information, when taken collectively, with the financial infor- mation presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is present- ed for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the use- fulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period. Reconciliations between non-GAAP financial measures to the most directly comparable financial meas- ure stated in accordance with GAAP are contained at the end of the earnings press release following the accompanying financial data. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. Non-GAAP Gross Profit and Non-GAAP Gross Margin We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross mar- gin, respectively, excluding stock-based compensation expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, and restructuring charges. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and compa- rability with our past financial performance and facilitate period-to-period comparisons of operations, as these measures eliminate the effects of certain variables unrelated to our overall operating performance. Non-GAAP Loss from Operations and Non-GAAP Operating Margin We define non-GAAP loss from operations and non-GAAP operating margin as GAAP loss from opera- tions and GAAP operating margin, respectively, excluding stock-based compensation expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, and restructuring charges. We believe non-GAAP loss from operations and non-GAAP operating margin provide our man- agement and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables unrelated to our overall operating performance. Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted We define non-GAAP net loss as GAAP net loss excluding stock-based compensation expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, and restructuring

Q2 FY2024 LETTER TO SHAREHOLDERS 17SENTINELONE charges. We define non-GAAP net loss per share, basic and diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Since we have reported net losses for all periods presented, we have excluded all potentially dilutive securities from the calculation of net loss per share as their effect is anti-dilutive and accordingly, basic and diluted net loss per share is the same for all periods presented. We believe that excluding these items from non-GAAP net loss and non-GAAP net loss per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results. Free Cash Flow Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, as it provides useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for other strategic ini- tiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by (used in) operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for any given period and does not reflect our future contractual commitments. In addition, other companies, including compa- nies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison. Expenses Excluded from Non-GAAP Measures Stock-Based Compensation Expense Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP meas- ures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying meth- odologies and assumptions used. Employer Payroll Tax on Employee Stock Transactions Employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other com- panies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.

Q2 FY2024 LETTER TO SHAREHOLDERS 18SENTINELONE Amortization of Acquired Intangible Assets Amortization of acquired intangible assets are tied to the intangible assets that were acquired in conjunc- tion with acquisitions, which results in non-cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP meas- ures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results. Acquisition-Related Compensation Costs Acquisition-related compensation costs include cash-based compensation expense resulting from the employment retention of certain employees established in accordance with the terms of the acquisition of Attivo Networks, Inc. in May 2022 (the Attivo acquisition). Acquisition-related cash-based compensa- tion costs have been excluded as they were specifically negotiated as part of the Attivo acquisition in order to retain such employees and relate to cash compensation that was made either in lieu of stock- based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management’s evalua- tion of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides inves- tors with a basis to compare our results against those of other companies without the variability caused by purchase accounting. Restructuring Charges Restructuring charges primarily relate to severance payments, employee benefits, stock based com- pensation, and inventory write-offs. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations. Gain on strategic investments Gain on strategic investments relates to gains recognized on the disposition of strategic investments. These gains are excluded from non-GAAP financial measures because the terms of each transaction can vary significantly and are unique to each transaction. These gains are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude gains from strategic investments from non-GAAP financial measures because it enables the comparison of period- over-period net income. Key Business Metrics We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions.

Q2 FY2024 LETTER TO SHAREHOLDERS 19SENTINELONE Annualized Recurring Revenue (ARR) We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription and capacity customers and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription and capacity contracts at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be im- pacted by contract start and end dates and renewal rates. In Q1’24, we adjusted our historical ARR (i) due to a change in the methodology for reflecting consumption and usage based agreements to committed contract values as opposed to based on consumption and usage. We made this adjustment due to ex- pected lower usage and consumption trends resulting from the current macro environment and (ii) to correct some historical upsell and renewal recording inaccuracies relating to ARR on certain subscription and consumption contracts that were discovered as part of our review of ARR in Q1 2024. The adjustment to ARR did not impact historical revenue or total bookings. Customers with ARR of $100,000 or More We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indi- cator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers (MSPs), Managed Security Service Providers (MSSPs), Managed Detection & Response firms (MDRs), and Original Equipment Manufacturers (OEMs), who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers. Based on the adjustments to ARR described above, customers with ARR of $100,000 or more for the prior periods in fiscal 2023 presented above have been adjusted based on the same percentage adjustment rate iden- tified in the first quarter of fiscal 2024. Dollar-Based Net Retention Rate (NRR) We believe that our ability to retain and expand the revenue generated from our existing customers is an indicator of the long-term value of our customer relationships and our potential future business oppor- tunities. Dollar-based net retention rate measures the percentage change in our ARR derived from our customer base at a point in time. To calculate these metrics, we first determine Prior Period ARR, which is ARR from the population of our customers as of 12 months prior to the end of a particular reporting peri- od. We calculate Net Retention ARR as the total ARR at the end of a particular reporting period from the set of customers that is used to determine Prior Period ARR. Net Retention ARR includes any expansion and is net of contraction and attrition associated with that set of customers. NRR is the quotient obtained by dividing Net Retention ARR by Prior Period ARR. Definitions Customers: We define a customer as an entity that has an active subscription for access to our platform. We count MSPs, MSSPs, MDRs, and OEMs, who may purchase our product on behalf of multiple com- panies, as a single customer. We do not count our reseller or distributor channel partners as customers.

Q2 FY2024 LETTER TO SHAREHOLDERS 20SENTINELONE Financial Statements July 31, January 31, 2023 2023 ASSETS Current assets: Cash and cash equivalents $133,065 $137,941 Short-term investments 598,531 485,584 Accounts receivable, net 124,525 151,492 Deferred contract acquisition costs, current 42,825 37,904 Prepaid expenses and other current assets 95,815 101,812 Total current assets 994,761 914,733 Property and equipment, net 43,878 38,741 Operating lease right-of-use assets 22,015 23,564 Long-term investments 410,307 535,422 Deferred contract acquisition costs, non-current 58,624 55,536 Intangible assets, net 131,127 145,093 Goodwill 540,308 540,308 Other assets 6,177 5,516 Total assets $2,207,197 $2,258,913 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $13,840 $11,214 Accrued liabilities 104,483 100,015 Accrued payroll and benefits 50,393 54,955 Operating lease liabilities, current 4,637 3,895 Deferred revenue, current 325,019 303,200 Total current liabilities 498,372 473,279 Deferred revenue, non-current 96,343 103,062 Operating lease liabilities, non-current 20,519 23,079 Other liabilities 2,644 2,788 Total liabilities 617,878 602,208 STOCKHOLDERS’ EQUITY Class A common stock 24 21 Class B common stock 5 8 Additional paid-in capital 2,795,019 2,663,394 Accumulated other comprehensive loss (8,971) (6,367) Accumulated deficit (1,196,758) (1,000,351) Total stockholders’ equity 1,589,319 1,656,705 Total liabilities and stockholders’ equity $2,207,197 $2,258,913 SENTINELONE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data) (unaudited)	Three Months Ended July 31,		Six Months Ended July 31,	
	2023	2022	2023	2022
Revenue	$149,421	$102,505	$282,814	$180,760
Cost of revenue[1]	44,667	36,261	87,250	63,400
Gross profit	104,754	66,244	195,564	117,360
OPERATING EXPENSES:				
Research and development[1]	54,161	54,989	109,424	100,870
Sales and marketing[1]	98,262	79,000	197,433	139,641
General and administrative[1]	48,433	40,447	100,186	75,337
Restructuring[1]	4,255	—	4,255	—
Total operating expenses	205,111	174,436	411,298	315,848
Loss from operations	(100,357)	(108,192)	(215,734)	(198,488)
Interest income	11,489	3,222	22,024	4,309
Interest expense	(605)	(607)	(1,212)	(612)
Other expense, net	1,409	427	1,050	136
Loss before income taxes	(88,064)	(105,150)	(193,872)	(194,655)
Provision (benefit) for income taxes	1,474	(8,844)	2,535	(8,515)
Net loss	$(89,538)	$(96,306)	$(196,407)	$(186,140)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.31)	$(0.35)	$(0.68)	$(0.68)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	293,170,401	277,417,227	290,775,910	273,424,105
[1] INCLUDES STOCK-BASED COMPENSATION EXPENSE AS FOLLOWS:				
Cost of revenue	$4,068	$2,399	$8,241	$4,247
Research and development	15,452	13,495	30,242	23,958
Sales and marketing	13,681	9,715	26,277	16,811
General and administrative	20,705	15,392	44,695	27,615
Restructuring	(1,060)	—	(1,060)	—
Total stock-based compensation expense	$52,846	$41,001	$108,395	$72,631

SENTINELONE Q2 FY2024 LETTER TO SHAREHOLDERS 21

Q2 FY2024 LETTER TO SHAREHOLDERS 22SENTINELONE Six Months Ended July 31, 2023 2022 CASH FLOW FROM OPERATING ACTIVITIES Net loss $(196,407) $(186,140) Adjustments to reconcile net loss to net cash used in operating activities Depreciation and amortization 18,623 10,794 Amortization of deferred contract acquisition costs 22,263 32,532 Non-cash operating lease costs 1,973 1,609 Stock-based compensation expense 108,395 72,631 Loss on investments, accretion of discounts, and amortization of premiums on investments, net (11,089) (1,167) Gain on strategic investments (2,000) — Other 775 (452) Changes in operating assets and liabilities, net of effects of acquisition Accounts receivable 27,926 480 Prepaid expenses and other assets 6,291 (9,151) Deferred contract acquisition costs (30,272) (39,287) Accounts payable 1,044 6,094 Accrued liabilities 4,386 4,148 Accrued payroll and benefits (4,393) (23,669) Operating lease liabilities (2,434) (2,737) Deferred revenue 15,101 31,285 Other liabilities (144) (8,447) Net cash used in operating activities (39,962) (111,477) CASH FLOW FROM INVESTING ACTIVITIES Purchases of property and equipment (494) (4,101) Purchases of intangible assets (213) (194) Capitalization of internal-use software (6,165) (6,028) Purchases of investments (350,416) (1,243,594) Sales and maturities of investments 371,996 291,845 Cash paid for acquisition, net of cash and restricted cash acquired — (281,032) Net cash provided by (used in) investing activities 14,708 (1,243,104) CASH FLOW FROM FINANCING ACTIVITIES Payments of deferred offering costs — (186) Proceeds from exercise of stock options 13,845 8,382 Proceeds from issuance of common stock under the employee stock purchase plan 6,416 8,682 Net cash provided by financing activities 20,261 16,878 NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH (4,993) (1,337,703) CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–BEGINNING OF PERIOD 202,406 1,672,051 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–END OF PERIOD $197,413 $334,348 SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

Q2 FY2024 LETTER TO SHAREHOLDERS 23SENTINELONE Three Months Ended July 31, Six Months Ended July 31, 2023 2022 2023 2022 COST OF REVENUE RECONCILIATION GAAP cost of revenue $44,667 $36,261 $87,250 $63,400 Stock-based compensation expense (4,068) (2,399) (8,241) (4,247) Employer payroll tax on employee stock transactions (76) (35) (126) (36) Amortization of acquired intangible assets (5,139) (5,139) (10,111) (5,679) Acquisition-related compensation (128) (148) (251) (148) Inventory write-offs due to restructuring (720) — (720) $— Non-GAAP cost of revenue $34,536 $28,540 $67,801 $53,290 GROSS PROFIT RECONCILIATION GAAP gross profit $104,754 $66,244 $195,564 $117,360 Stock-based compensation expense 4,068 2,399 8,241 4,247 Employer payroll tax on employee stock transactions 76 35 126 36 Amortization of acquired intangible assets 5,139 5,139 10,111 5,679 Acquisition-related compensation 128 148 251 148 Inventory write-offs due to restructuring 720 — 720 — Non-GAAP gross profit $114,885 $73,965 $215,013 $127,470 GROSS MARGIN RECONCILIATION GAAP gross margin 70% 65% 69% 65% Stock-based compensation expense 3% 2% 3% 2% Employer payroll tax on employee stock transactions —% —% —% —% Amortization of acquired intangible assets 4% 5% 4% 3% Acquisition-related compensation —% —% —% —% Inventory write-offs due to restructuring —% —% —% —% Non-GAAP gross margin 77% 72% 76% 70% RESEARCH AND DEVELOPMENT EXPENSE RECONCILIATION GAAP research and development expense $54,161 $54,989 $109,424 $100,870 Stock-based compensation expense (15,452) (13,495) (30,242) (23,958) Employer payroll tax on employee stock transactions (149) (97) (351) (135) Acquisition-related compensation (298) (359) (623) (359) Non-GAAP research and development expense $38,262 $41,038 $78,208 $76,418 SENTINELONE, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in thousands, except percentages and per share data) (unaudited)

Q2 FY2024 LETTER TO SHAREHOLDERS 24SENTINELONE Three Months Ended July 31, Six Months Ended July 31, 2023 2022 2023 2022 SALES AND MARKETING EXPENSE RECONCILIATION GAAP sales and marketing expense $98,262 $79,000 $197,433 $139,641 Stock-based compensation expense (13,681) (9,715) (26,277) (16,811) Employer payroll tax on employee stock transactions (254) (126) (574) (279) Amortization of acquired intangible assets (1,954) (2,143) (3,861) (2,326) Acquisition-related compensation (164) (535) (413) (535) Non-GAAP sales and marketing expense $82,209 $66,481 $166,308 $119,690 GENERAL AND ADMINISTRATIVE EXPENSE RECONCILIATION GAAP general and administrative expense $48,433 $40,447 $100,186 $75,337 Stock-based compensation expense (20,705) (15,392) (44,695) (27,615) Employer payroll tax on employee stock transactions 127 (159) (425) (449) Amortization of acquired intangible assets (1) (19) (2) (37) Acquisition-related compensation (14) (336) (382) (336) Non-GAAP general and administrative expense $27,840 $24,541 $54,682 $46,900 RESTRUCTURING EXPENSE RECONCILIATION GAAP restructuring expense $4,255 $— $4,255 $— Severance and employee benefits (5,315) — (5,315) — Stock-based compensation expense 1,060 — 1,060 — Non-GAAP restructuring expense $— $— $— $— OPERATING LOSS RECONCILIATION GAAP operating loss $(100,357) $(108,192) $(215,734) $(198,488) Stock-based compensation expense 52,846 41,001 108,395 72,631 Employer payroll tax on employee stock transactions 352 417 1,476 899 Amortization of acquired intangible assets 7,093 7,301 13,973 8,042 Acquisition-related compensation 604 1,376 1,669 1,376 Inventory write-offs due to restructuring 720 — 720 — Severance and employee benefits 5,315 — 5,315 — Non-GAAP operating loss* $(33,427) $(58,096) $(84,186) $(115,539) SENTINELONE, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in thousands, except percentages and per share data) (unaudited)

Q2 FY2024 LETTER TO SHAREHOLDERS 25SENTINELONE Three Months Ended July 31, Six Months Ended July 31, 2023 2022 2023 2022 OPERATING MARGIN RECONCILIATION GAAP operating margin (67)% (106)% (76)% (110)% Stock-based compensation expense 36% 40% 38% 40% Employer payroll tax on employee stock transactions —% —% 1% —% Amortization of acquired intangible assets 5% 7% 5% 4% Acquisition-related compensation —% 1% —% 1% Inventory write-offs due to restructuring —% —% —% —% Severance and employee benefits 4% —% 2% —% Non-GAAP operating margin* (22)% (57)% (30)% (64)% NET LOSS RECONCILIATION GAAP net loss $(89,538) $(96,306) $(196,407) $(186,140) Stock-based compensation expense 52,846 41,001 108,395 72,631 Employer payroll tax on employee stock transactions 352 417 1,476 899 Amortization of acquired intangible assets 7,093 7,301 13,973 8,042 Acquisition-related compensation 604 1,376 1,669 1,376 Inventory write-offs due to restructuring 720 — 720 — Severance and employee benefits 5,315 — 5,315 — Gain on strategic investments (2,000) — (2,000) — Income tax provision (benefit) — (9,667) — (9,667) Non-GAAP net loss $(24,608) $(55,878) $(66,859) $(112,859) BASIC AND DILUTED EPS RECONCILIATION GAAP net loss per share, basic and diluted $(0.31) $(0.35) $(0.68) $(0.68) Stock-based compensation expense 0.18 0.15 0.37 0.27 Employer payroll tax on employee stock transactions — — 0.01 — Amortization of acquired intangible assets 0.03 0.03 0.05 0.03 Acquisition-related compensation — — 0.01 0.01 Inventory write-offs due to restructuring — — — — Severance and employee benefits 0.02 — 0.02 — Gain on strategic investments (0.01) — (0.01) — Income tax provision (benefit) — (0.03) — (0.04) Non-GAAP net loss per share, basic and diluted* $(0.08) $(0.20) $(0.23) $(0.41) *Certain figures may not sum due to rounding. SENTINELONE, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in thousands, except percentages and per share data) (unaudited)

Q2 FY2024 LETTER TO SHAREHOLDERS 26SENTINELONE Three Months Ended July 31, Six Months Ended July 31, 2023 2022 2023 2022 GAAP net cash used in operating activities $(11,903) $(62,126) $(39,962) $(111,477) Less: Purchases of property and equipment (32) (1,293) (494) (4,101) Less: Capitalized internal-use software (3,253) (3,454) (6,165) (6,028) Free cash flow $(15,188) $(66,873) $(46,621) $(121,606) Net cash provided by (used in) investing activities $(16,402) $(384,579) $14,708 $(1,243,104) Net cash provided by financing activities $10,499 $11,974 $20,261 $16,878 SENTINELONE, INC. RECONCILIATION OF CASH USED IN OPERATING ACTIVITIES TO FREE CASH FLOW (in thousands) (unaudited)

Q2 FY2024 LETTER TO SHAREHOLDERS 27 sentinelone.com © SentinelOne 2023